Exhibit 10.33  Consulting agreement with Robert Hovee dated October 2, 2002

CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 2nd day of October 2002, by and between Pro-Dex, Inc., a Colorado corporation (the "Company") and Robert Hovee, an individual (the "Consultant").

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.                  Term of Agreement.

        1.1              This Agreement shall commence on the date and year first written above and, unless modified by mutual agreement of the parties or terminated earlier pursuant to the terms of this Agreement, shall continue for three (3) years,  (the "Consultation Period").

        1.2              The provisions of Section 1.1 above notwithstanding, in the event of a material breach of this Agreement, this Agreement may be terminated by the nonbreaching party upon three (3) days prior written notice to the other party.  Such notice shall be made in accordance with the provisions of Section 7.9 herein.

2.                  Scope of Services.

        2.1              The Consultant shall provide consulting services and recommendations to the Company with respect to the nature and magnitude of compensation of Company executives, with such services to be provided on an as-needed basis.

        2.2              The Consultant shall devote such time as may be reasonably necessary or appropriate to perform the consulting services hereunder; provided, however, that the Company shall, in making use of the Consultant's services hereunder, make reasonable efforts to accommodate such other business and personal commitments as the Consultant may have.

3.                  Independent Contractor.

        3.1              The Consultant shall act in the capacity of an independent contractor with respect to the Company.  The Consultant shall not be, nor represent himself as being, an agent of the Company, and shall not be, nor represent himself as being, authorized to bind the Company.

        3.2              As an independent contractor, the Consultant shall accept any reasonable directions issued by the Company, through a designated executive officer(s), pertaining to the goals to be attained and the results to be achieved by the Consultant, but shall be solely responsible for the manner, working hours and place at which he will perform his services under this Agreement.

        3.3              As an independent contractor, the Consultant shall not have the status of an employee of the Company.  The Consultant shall not be eligible to participate in any employee benefit, group insurance or executive compensation plans or programs maintained by the Company.  The Company shall not provide Social Security, unemployment compensation, disability insurance, workers' compensation or similar coverage, nor any other statutory benefits to the Consultant.

        3.4              As an independent contractor, the Consultant represents, warrants and agrees that the Consultant shall be solely responsible for any taxes and withholdings applicable to the payment of compensation, whether current or deferred, to the Consultant pursuant to this Agreement, including, without limitation, any income taxes, Social Security (FICA) payments, unemployment insurance taxes, and disability insurance taxes.  By reason of the Consultant's status as an independent contractor and the representations contained herein, the Company shall not make any withholdings or payments of such taxes with respect to compensation paid to the Consultant hereunder.  The Consultant expressly agrees to treat any compensation paid to the Consultant pursuant to this Agreement as self-employment income for the purposes of determining liabilities for income taxes, Social Security (FICA) payments, unemployment insurance taxes and disability insurance taxes as and when the same may become due and payable.  The Consultant shall indemnify and hold the Company harmless for any such taxes or withholdings for which the Company may be determined to be liable.

4.                  Compensation; Registration Rights.

        As full compensation for the Consultant's services, commitments and covenants under this Agreement, the Company shall issue to the Consultant a warrant in the form attached hereto as Exhibit A.  Such warrant shall be deemed fully paid for upon execution of this Agreement in connection with Consultant's making himself available for the services to be performed under this Agreement.  Upon their issuance in accordance with the terms of such warrant, the shares of common stock underlying such warrant shall be validly issued, fully paid and non-assessable regardless of whether this Agreement has subsequently been terminated or Consultant has ceased rendering services hereunder.  The Company shall undertake to use its best efforts to register for resale with the Securities and Exchange Commission the shares of common stock underlying the warrant issued to the Consultant under this Agreement upon receipt in writing of Consultant's request that the Company effect such registration.

5.                  Confidential Information.

        The Consultant hereby acknowledges that he is being entrusted with certain proprietary information respecting the Company, including, without limitation, information related to the Company's inventions, discoveries, products, product developments, processes, data, programs, customers, suppliers, distributors, trade secrets, marketing techniques, marketing opportunities, sales and business plans, licenses, patents, trademarks, copyrights and service marks.  Consultant hereby covenants and agrees that all such proprietary information previously or hereafter received or obtained by him shall remain confidential, and that the Consultant shall not, without the prior written consent of the Company, at any time either during the term of this Agreement or thereafter, directly or indirectly (i) use such proprietary information for himself or any third party, or (ii) disseminate or disclose any such proprietary knowledge or information to any person not employed by the Company.

        The Consultant hereby acknowledges that, during the course of his engagement as a consultant for the Company, the Consultant may acquire possession of materials which incorporate proprietary information of the Company.  The Consultant agrees to promptly return all such materials, and any copies thereof, to the Company upon the termination of this Agreement for any reason.  The Consultant agrees that in executing this Agreement, he thereby certifies that all such materials previously in his possession have been returned to the Company, and that to the best of his knowledge no other third parties, whether or not employees of the Consultant, have any such materials in their possession.

6.                  Ownership of Work Product.

        All inventions, discoveries, new products, trade secrets, proprietary information, patents, trademarks, copyrights, service marks and other intellectual property rights associated with any ideas, concepts, or works and authorship developed or created by the Consultant, and which relate to any activity conducted by the Company during the course of the services performed by Consultant for the Company (collectively, the "Work Product") shall belong exclusively to the Company.  The Consultant hereby assigns and transfers all of his right, title, and interest in and to such Work Product to the Company, without further consideration.  The Consultant shall mark all Work Product with such copyright or other proprietary notice as requested by the Company and shall take all actions deemed necessary by the Company to perfect the Company's rights therein.  The Consultant agrees to execute any documents of assignment or registration of copyrights or patents requested by the Company respecting the Work Product.

7.                  Other Provisions.

        7.1              Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        7.2              Assignment.  This Agreement contemplates the rendition of unique personal services by the Consultant and is not assignable by the Company.

        7.3              Effect of Waiver.  The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

        7.4              Entire Contract.  This Agreement contains the entire contract between the parties with respect to the subject matter hereof, and supersedes any previous agreements, commitments, representations or understandings between the Consultant and the Company, whether oral or written.  Any amendment to or modification of this Agreement may be made only by a written document signed by both parties.

        7.5              Attorneys' Fees.  If any party hereto incurs any legal fees, whether or not an action is instituted, to enforce the terms of this Agreement or to recover damages or injunctive relief for breach of this Agreement, it is agreed that the successful or prevailing party shall be entitled to reasonable attorneys' fees, expert witness fees and other costs in addition to any other relief to which he or it may be entitled.

        7.6              Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California.

        7.7              Gender.  As used herein, the masculine gender shall include the feminine and neuter, wherever the context requires.

        7.8              Headings.  The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

        7.9              Notices.  Except as otherwise expressly provided herein, any notice or payment required or permitted to be given or paid shall be deemed duly given or paid only if personally delivered or sent by United States mail and shall be deemed to have been given when personally delivered or two (2) days after having been deposited in the United States mail, certified mail, return receipt requested, properly addressed with postage prepaid.  All notices or demands shall be effective only if given in writing.  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is given as provided in this section) shall be as follows:

Company:            Pro-Dex, Inc.
                           151 E. Columbine Ave.
                           Santa Ana, CA 92707
                           Attention:  President
                           Telephone: (714) 241-4411
                           Facsimile: (714) 513-7755

Consultant:         Robert Hovee

                          Telephone:
                          Facsimile:

        7.10          Severability.  The provisions of this Agreement are severable.  If any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions or unenforceable parts thereof shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

(Signature page follows.)

        IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:                                                   PRO-DEX, INC.,
                                                                        a California corporation

                                                                        By:

                                                                              Its:

CONSULTANT:
                                                                        Robert Hovee, an individual

EXHIBIT A

Pro-Dex, Inc.-Warrant No. W-2002.1 dated October 2, 2002

Attached hereto.